                                                                     EXHIBIT (n)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1996-4 Monthly Statement
                      Class A Certificate CUSIP #25466KBA6
                      Class B Certificate CUSIP #25466KBB4


Trust Distribution Date: May 15, 1997         Due Period Ending:  April 30, 1997

     Pursuant to the Series Supplement dated as of April 30, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1996-4                         Total     Interest      Principal
   Class A   30 days at 6.062500000%  $5.052083333  $5.052083333  $0.000000000

   Class B   30 days at 6.237500000%  $5.197916667  $5.197916667  $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $12,275,796,676.00
     Seller Interest                                    $5,234,004,728.63

     Total Master Trust                                $17,509,801,404.63


 (b) Group One Investor Interest                       $10,175,796,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1996-4 Investor Interest                    $1,052,632,000.00

 (e) Class A Investor Interest                          $1,000,000,000.00

     Class B Investor Interest                             $52,632,000.00

3.   Allocation of Receivables Collected During the Due Period

                                    Finance Charge      Principal       Yield
                                     Collections       Collections   Collections

 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation. $194,588,436.23   $1,454,549,002.22   $0.00

     Seller:                         $82,642,559.96     $617,753,323.20   $0.00

 (b) Group One Allocation           $161,320,716.69   $1,205,872,723.17   $0.00

 (c) Group Two Allocation            $33,267,719.54     $248,676,279.05   $0.00

 (d) Series 1996-4 Allocations       $16,689,305.97     $124,752,599.99   $0.00

 (e) Class A Allocations             $15,857,612.98     $118,535,693.01   $0.00

     Class B Allocations                $831,692.99       $6,216,906.98   $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                         Deposits into the
                         SPFAs This        SPFA    Deposit Deficit Investment
                         Due Period       Balance    Amount         Income

     Series 1996-4          $0.00         $0.00         0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                             Total Payments
                              Amount Paid    Deficit Amount  Through This
                            This Due Period  This Due Period  Due Period

     Series 1996-4                 $0.00           $0.00            $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                           Deposits Into
                                           the SIFAs This
                                             Due Period       SIFA Balance

     Series 1996-4                        $5,325,660.08             $0.00

7.   Pool Factors

                                                            This Due Period

     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount
                                                             Cumulative
                                                              Investor
                                                             Charged-Off
                                         This Due Period       Amount

 (a) Group One                           $65,221,013.43          $0.00

 (b) Group Two                           $13,449,942.62          $0.00

 (c) Series 1996-4                        $6,747,387.89          $0.00

 (d) Class A                              $6,411,139.32          $0.00

     Class B                                $336,248.57         $0.00

9.   Investor Losses This Due Period
                                                            Per $1,000 of
                                                            Original Invested
                                                Total        Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1996-4                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period       Per $1,000 of
                                                            Original Invested
                                                Total        Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1996-4                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses       Per $1,000 of
                                                            Original Invested
                                                Total        Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1996-4                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $16,959,661.13

 (b) Group Two                                            $3,500,000.00

 (c) Series 1996-4                                        $1,754,386.67

 (d) Class A                                              $1,666,666.67

     Class B                                                 $87,720.00

13.  Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                              of Class A
                                        Total               Invested Amount

     Series 1996-4 Class B              $115,789,520.00        11.5790%

14.  Total Available Credit Enhancement Amounts

                                             Shared Amount  Class B Amount

     Maximum Amount                               $0.00     $63,157,920.00

     Available Amount                             $0.00     $63,157,920.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                         $0.00            $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding$17,800,038,789.47

                         Delinquent Amount   Percentage of Ending
     Payment Status      Ending Balance      Receivables Outstanding

     30-59 days          $482,660,632.79          2.71%

     60-179 days         $749,583,219.19          4.21%


                                FIRST BANK NATIONAL ASSOCIATION
                                as Trustee


                              BY: ____________________________

                                       Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-4 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 30, 1996 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-4 Master Trust Certificates for the Distribution Date occurring on May 15, 1997:


1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due
     Period is equal to                                        $2,349,533,321.54

4.   The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                          $118,535,693.01

5.   The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                    $15,857,612.98

6 a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to    $0.00

6 b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                      $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to        $0.00

8.   The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                  $5,052,083.33

9.   The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                            $6,216,906.98

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                       $831,692.99

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to    $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall            $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off      $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to        $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                    $273,576.75

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of May, 1997.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:_________________________
                          Vice President, Director of Accounting,
                          and Treasurer